August 3, 2022 Second Quarter 2022 Earnings Call NEED NEW IMAGE THAT WE SENT Exhibit 99.2

2 Forward-Looking Statements This presentation includes information that may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events and relationships, plans, future growth, and future performance, including, but not limited to, statements about future financial and operational performance, the expected effects and benefits of the acquisition of Cloudmed, the strategic direction of the combined company, the Company’s other strategic initiatives, capital plans, costs, ability to successfully implement new technologies, and liquidity. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “target,” “contemplate,” “would,” “seek,” “see,” and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance, prediction or definitive statement of fact or probability. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risk and uncertainties related to: geopolitical, economic, and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine; our ability to retain existing customers or acquire new customers; the development of markets for our revenue cycle management offering; variability in the lead time of prospective customers; our ability to integrate Cloudmed’s business into our operations in a timely and efficient manner; failure to realize the anticipated benefits of the Cloudmed acquisition; volatility in our stock price, including in connection with the integration and results of Cloudmed; competition within the market; breaches or failures of our information security measures or unauthorized access to customer’s data; delayed or unsuccessful implementation of our technologies or services, or unexpected implementation costs; disruptions in or damages to our global business services centers and third-party operated data centers; the ongoing impact of the COVID-19 pandemic on our business, operating results, and financial condition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, quarterly reports on Form 10-Q, the proxy statement relating to the Company’s annual meeting and the acquisition of Cloudmed, and any other periodic reports that the Company may file with the United States Securities and Exchange Commission (the “SEC”). The foregoing list of factors is not exhaustive. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements as of the date hereof and involve many risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the Company’s forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements. Non-GAAP Financial Information Some of the financial information and data contained in this presentation, including Adjusted EBITDA (and related measures), have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Please refer to the Appendix located at the end of this presentation for a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.

3 Second Quarter 2022 Results and Financial Outlook Revenue and Adjusted EBITDA at the high end of ranges communicated on the June 27th guidance update call  Revenue of $391.9 million, up $38.5 million or 10.9% compared to the same period last year  GAAP net loss of $20.4 million, compared to net income of $18.4 million in the same period last year. GAAP net loss of $20.4 million was primarily driven by $74.4 million of expenses related to completion of the Cloudmed acquisition  Adjusted EBITDA of $87.2 million, up $8.4 million or 10.7% compared to the same period last year For 2022, R1 continues to expect:  Revenue of $1,850 million - $1,870 million  GAAP operating income of $55 million - $65 million  Adjusted EBITDA of $470 million - $480 million Note: Adjusted EBITDA is a non-GAAP measure; please refer to the Appendix for a reconciliation of non-GAAP financial measures. Second Quarter 2022 Results 2022 Guidance

# CEO’s Update

## Cloudmed is Expected to Accelerate our Growth in Three Primary Ways

1. Deep focus on revenue intelligence significantly expands our capabilities; positions us to extend our competitive advantage
2. Blue chip installed base serves not only as an excellent reference base, but also as a source of potential new end-to-end wins
3. Modular sales engine unlocks meaningful growth synergies for R1’s historical modular solutions

## Commercial Activity Remains Robust

- Signed 10-year operating partner agreement with Sutter Health, encompassing $10B in net patient revenue (NPR) under management
- Signed 14 modular agreements for R1 on a standalone basis in Q2
- Early signs of activity post completion of Cloudmed acquisition point to thesis on revenue synergies playing out as anticipated

## Macro Trends Creating Favorable Dynamics; We Continue to Invest for Growth

- Wage inflation and tight labor market conditions are driving increased activity into our pipeline. R1 is well-positioned to offset inflationary pressure with scale and investments in two key areas, shared services centers (SSCs) and Automation
    1. Opened a new SSC in the Philippines in Q2
    2. Automation progress:
        - Automated 15 million additional tasks in Q2 and are on track to exit 2022 with 140 million tasks automated (inclusive of Cloudmed)
        - Reduced reliance on manual labor by 15%
        - Launched modular automation solution after completion of Cloudmed; signed three customers to date
- On track to increase deployment capacity to $9B in annual NPR exiting 2022

R1 | 4

5 President’s Update  Strong first half with revenue and Adjusted EBITDA ahead of full year goals  Cloudmed’s platform delivers value to R1 and our customers by:  Leveraging the algorithms and AI inherent in the Cloudmed platform  Accelerating our technology innovation cycle  Providing necessary scale to support rapid growth while driving efficiency 1. Commercial: • Significant opportunity to leverage Cloudmed’s commercial engine to cross-sell R1’s modular solutions and win net new footprints • Positive initial response from health systems since completion of transaction • Integration of commercial teams is underway; focus over the next six months is CRM integration and creating one modular marketing message 2. Operational delivery: • Focused on enabling customer-facing and operations teams to effectively deliver results through our technology platform 3. Culture and retention: • We view cultural integration as the most important driver of customer value • Several members of the Cloudmed team have leadership roles in the combined organization Modular Solutions Performance Update Three Key Integration Priorities How Cloudmed’s Data- and Analytic-Centric Approach Delivers Value to R1 and our Customers

# Q2'22 Non-GAAP Results – Q/Q and Y/Y Comparison

| ($ in millions) | Q2'22 | Q1'22 | Q2'21 | Key change driver(s) |
|---|---|---|---|---|
| Revenue | $391.9 | $385.7 | $353.4 | ▪ Y/Y: Contribution from new end-to-end customers and recovery in patient volumes, as well as contribution from recent acquisitions<br>▪ Q/Q: Contribution from Cloudmed, offset in part by lower net operating fees due to a shorter cash collection period for large end-to-end customers |
| Adjusted Cost of Services[1] | $280.5 | $273.6 | $254.5 | ▪ Y/Y: Incremental costs to serve new customers and operating costs related to recent acquisitions<br>▪ Q/Q: Onboarding costs associated with Sutter and Scion Health contracts |
| Adjusted SG&A expense[1] | $24.2 | $22.8 | $20.1 | ▪ Y/Y and Q/Q: Acquisition related costs, sales and marketing spend to support business growth, and increased travel expenses as COVID restrictions are lifted |
| Adjusted EBITDA[1] | $87.2 | $89.3 | $78.8 | ▪ Y/Y: Strong operational execution, contribution from Cloudmed, lower costs due to automation and digitization<br>▪ Q/Q: Onboarding costs associated with Sutter and Scion, offset in part by contribution from Cloudmed and lower costs due to automation and digitization |

R1 | Note[1]: Adjusted Cost of Services, Adjusted SG&A expense, and Adjusted EBITDA are non-GAAP measures.
A reconciliation of non-GAAP to GAAP measures is provided in the Appendix of this presentation.

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7 Additional Commentary  Cash and cash equivalents of $163.5 million as of 6/30/2022, compared to $123.9 million as 3/31/2022 - Cash use of $96.4 million for operations in Q2, primarily due to Cloudmed-related transaction costs  Balance sheet and liquidity position remain strong - Net debt1 of $1.65 billion as of 6/30/2022, up approximately $1.0 billion as part of the Cloudmed acquisition - Entered into a three-year swap arrangement to fix $500 million of our floating SOFR exposure at 3.01% - Liquidity position remains strong, with over $670 million of available liquidity as of 6/30/22  Expect revenue of $1.85 billion - $1.87 billion and Adjusted EBITDA1 of $470 million - $480 million for 2022  Expect Q3 Adjusted EBITDA to be ~30% of full-year Adjusted EBITDA1  Expect Q4 Adjusted EBITDA to be ~33% of full-year Adjusted EBITDA1 Cash Flow and Balance Sheet Financial Outlook Note1: Net debt and Adjusted EBITDA are non-GAAP measures. See Appendix for more information.

8 Appendix

9 Use of Non-GAAP Financial Measures 2022 GAAP Operating Income Guidance $55-65 Plus: Depreciation and amortization expense $160-165 Share-based compensation expense $80-85 Strategic initiatives, severance and other costs $165-175 Adjusted EBITDA Guidance $470-480 Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance $ in millions Reconciliation of Total Debt to Net Debt $ in millions  In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including Adjusted EBITDA, non-GAAP cost of services, non- GAAP selling, general and administrative expenses, and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, strategic initiatives costs, and certain other items. Non-GAAP cost of services is defined as GAAP cost of services less share-based compensation expense and depreciation and amortization expense attributed to cost of services. Non-GAAP selling, general and administrative expenses is defined as GAAP selling, general and administrative expenses less share-based compensation expense and depreciation and amortization expense attributed to selling, general and administrative expenses. Net debt is defined as gross debt less cash and cash equivalents, inclusive of restricted cash. Adjusted EBITDA guidance is reconciled to operating income guidance, the most closely comparable available GAAP measure.  Our board of directors and management team use Adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.  A reconciliation of GAAP operating income guidance to non-GAAP Adjusted EBITDA guidance for 2022 is provided below. R1 cannot provide a reconciliation of Adjusted EBITDA guidance on a quarterly basis because it is unable to provide a meaningful quarterly estimation of certain reconciling items, such as share-based compensation expense and integration expenses, without unreasonable effort. For the same reason, R1 is unable to separately estimate the individual impact or probable significance of those items on a quarterly basis. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information presented in accordance with GAAP. June 30, 2022 Senior Revolver $ 90.0 Term A Loans 1,226.9 Term B Loan 500.0 Total debt 1,816.9 Less: Cash and cash equivalents 163.5 Net Debt $ 1,653.4

10 Reconciliation of Non-GAAP Financial Measures $ in millions Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation of GAAP SG&A to Non-GAAP SG&A Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services Note1: Other costs are comprised of strategic initiatives costs, facility-exit charges, severance and related employee benefits, and certain other costs. Three Months Ended June 30, Three Months Ended March 31, 2022 2021 2022 Net income (loss) $ (20.4) $ 18.4 $ 29.4 Net interest expense 6.9 3.4 4.7 Income tax provision (benefit) (24.5) 5.8 9.1 Depreciation and amortization expense 24.7 17.6 18.9 Share-based compensation expense 11.6 23.8 10.1 Other expenses1 88.9 9.8 17.1 Adjusted EBITDA (non-GAAP) $ 87.2 $ 78.8 $ 89.3 Three Months Ended June 30, Three Months Ended March 31, 2022 2021 2022 Cost of services $ 310.1 $ 287.0 $ 296.5 Less: Share-based compensation expense 5.1 15.7 4.3 Depreciation and amortization expense 24.5 16.8 18.6 Non-GAAP cost of services $ 280.5 $ 254.5 $ 273.6 Three Months Ended June 30, Three Months Ended March 31, 2022 2021 2022 Selling, general and administrative $ 30.9 $ 29.0 $ 28.9 Less: Share-based compensation expense 6.5 8.1 5.8 Depreciation and amortization expense 0.2 0.8 0.3 Non-GAAP selling, general and administrative $ 24.2 $ 20.1 $ 22.8